EXHIBIT 10.44

PURCHASE AGREEMENT
BY AND BETWEEN
SURESCRIPTS, LLC
AND
PROXYMED, INC.

April 30, 2007

PURCHASE AGREEMENT
BY AND BETWEEN
SURESCRIPTS, LLC,
AND
PROXYMED, INC.

List of Exhibits
Exhibit A	List of all pharmacies connected to the Pharmacy Health Information Exchange
Exhibit B	Seller Pharmacy Contracts
Exhibit C	Seller Prescriber Contracts
Exhibit D	Form of Escrow Agreement
Exhibit E	Form of Non-Competition Agreement
Exhibit F	Buyer Disclosure Schedule
Exhibit G	Seller Disclosure Schedule
Exhibit H	Seller Talking Points

Execution Version

PURCHASE AGREEMENT
BY AND BETWEEN
SURESCRIPTS, LLC
AND
PROXYMED, INC.

        THIS PURCHASE AGREEMENT (the “Agreement”), dated as of this 30th day of April, 2007 (the “Effective Date”), is made by and between ProxyMed, Inc. d/b/a MedAvant Healthcare Solutions, a corporation duly organized and validly existing under the laws of the State of Florida (“Seller”), and SureScripts, LLC, a limited liability company duly organized and validly existing under the laws of the State of Virginia (“Buyer”).

        WHEREAS, Seller is a party to the Seller Contracts (defined below) pursuant to which Seller provides various back-end services to pharmacies and providers through its proprietary national healthcare information network, including enabling pharmacies and providers to exchange prescription information electronically through a system referred to, from time to time, as one or more of the following names: Phoenix, ProxyMed Network, ProxyNet Network, PreScribe.net, and/or ProxyNet Interface (collectively, the “ProxyMed Network” and, together with the Seller Contracts, the “Pharmacy Processing Business”; provided, however, it is agreed that for purposes of this Agreement, the terms ProxyMed Network and Pharmacy Processing Business shall apply only to that aspect of Seller’s proprietary national healthcare information network applicable to Electronic Prescribing Transactions, as defined below);

        WHEREAS; Seller licenses third party software applications to physicians so that they may connect to the ProxyMed Network and send and receive electronic prescription information via the ProxyMed Network, and such software applications are referred to, from time to time, by one or more of the following names: PreScribe, ProxyMed.com, MedAvantHealth.com (collectively, the “MedAvant Prescribing Applications”);

        WHEREAS, Buyer operates a network that facilitates the electronic exchange of prescription information between pharmacies and providers (the “Pharmacy Health Information Exchange”);

        WHEREAS, Buyer and Seller (d/b/a ProxyMed Transaction Services, Inc.) are parties to that certain Prescriber Network Aggregator Agreement, dated as of May 2, 2005 (the “ProxyMed SureScripts Agreement”);

        WHEREAS, Seller is a party to that certain Walgreens Purchase Agreement, dated June 27, 1997, as amended (“Walgreens Agreement”), with Walgreen Co., pursuant to which Seller’s sale of the Pharmacy Processing Business triggers the obligation of Seller to pay Walgreens a penalty in the amount of ten million dollars ($10,000,000); and

        WHEREAS, Seller desires to sell the Pharmacy Processing Business to Buyer, and Buyer desires to purchase the Pharmacy Processing Business from Seller, upon the terms and conditions set forth herein;

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

ARTICLE 1.
PURCHASE OF PHARMACY PROCESSING BUSINESS

        SECTION 1.1. Incorporation of Recitals. The recitals set forth above are incorporated herein by reference.

        SECTION 1.2. Terms of Purchase and Sale.

                a. As of the Effective Date, Seller will sell, and Buyer shall purchase, all current and future Electronic Prescribing Transactions (as defined below) processed by the ProxyMed Network (the “Pharmacy Processing Business”). “Electronic Prescribing Transactions” is defined as all electronic prescribing messages (including, but not limited to, new prescriptions, refill requests, refill responses, stop orders), formulary and/or eligibility messages related to prescription claims, and patient identifiable medication history messages as derived from electronic prescribing messages, formulary and/or eligibility messages, and/or the dispensed history data bases of pharmacies that are processed by and through the ProxyMed Network, whether through true electronic data interchange or facsimile. Seller shall continue to process Electronic Prescribing Transactions through the ProxyMed Network in the normal course of its business, consistent with past practices and course of conduct, until the Termination Date (as defined below), and Seller shall retain all personnel necessary and devote internal and external resources, all at its own cost and expense, necessary to operate the ProxyMed Network, consistent with past practices and course of conduct, during the transition period contemplated by Sections 1.2. f and/or 1.2. g herein.

                b. As of the Effective Date, the ProxyMed SureScripts Agreement is deemed amended, without any further action of the parties required, to amend Exhibit Five thereof to be in the form and substance of Exhibit A hereto, thereby adding to such exhibit all pharmacies connected to the Pharmacy Health Information Exchange, whether directly or indirectly.

                c. Seller represents and warrants to Buyer that Exhibit B hereto sets forth a list of (i) all customers with contracts pursuant to which Electronic Prescribing Transactions are processed, as of the Effective Date, to which Seller is a party to with respect to connectivity of any pharmacy with the ProxyMed Network and (ii) to its knowledge, all contracts pursuant to which Electronic Prescribing Transactions are processed to which Seller is a party to with respect to connectivity of any pharmacy with the ProxyMed Network (the “Pharmacy Contracts”). Seller shall terminate or cause to be terminated each Pharmacy Contract in conjunction and simultaneously with the termination of the technical connection (electronic or fax connection) between such contracted pharmacy and the ProxyMed Network. For the periods from the Effective Date until the termination of each such Pharmacy Contract, Seller shall bill each such pharmacy for all Electronic Prescribing Messages pursuant to its customary practice and historic rates, without any deduction, discount, or offset not in the historic ordinary course of business, and each such bill or invoice shall direct the applicable pharmacy to pay such amounts directly to SureScripts in satisfaction of the invoice. In the event that any such pharmacy sends payment for

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any such invoice to Seller, Seller shall immediately pay such amounts over to Buyer. For the periods from and after the termination of any such Pharmacy Contract, Buyer and/or its value added reseller, as the case may be, shall have the right to bill, and collect from, such pharmacies all on the terms and conditions of the agreements between SureScripts or its value added reseller, on the one hand, and such pharmacy, on the other hand.

                d. Seller represents and warrants to Buyer that Exhibit C hereto sets forth a list of (i) all customers with contracts pursuant to which Electronic Prescribing Transactions are processed, as of the Effective Date, pursuant to which Seller provides any third party prescriber application with connectivity to the ProxyMed Network and (ii) to its knowledge, all contracts pursuant to which Electronic Prescribing Transactions are processed pursuant to which Seller provides any third party prescriber application with connectivity to the ProxyMed Network (the “Prescriber Contracts” and, together with the Pharmacy Contracts, the “Seller Contracts”). As soon as reasonably possible after the Effective Date, Seller shall terminate or cause to be terminated all Prescriber Contracts in conjunction and simultaneously with the termination of the technical connection (electronic or fax connection) between such contracted third party prescriber application and the ProxyMed Network. Until termination of such Prescriber Contracts, Seller shall be entitled to bill and invoice such third party prescriber applications in the normal course of business, and SureScripts shall have no right to such billed amounts.

                e. Buyer agrees that, from and after the Effective Date, Buyer shall continue to pay Seller the Adoption Incentive Fee as contemplated by Exhibit One of the ProxyMed SureScripts Agreement for any Eligible Transaction, as defined in such Exhibit One, processed by the ProxyMed Network, pursuant to the ProxyMed SureScripts Agreement until such agreement is terminated pursuant to Section 1.2h below.

                f. The parties acknowledge that as soon as reasonably possible after the Effective Date, Seller shall take steps to divest itself of the MedAvant Prescribing Applications. Seller shall sell the MedAvant Prescribing Applications only to an entity that has a contract with Buyer or Buyer’s value added reseller for connectivity to the Pharmacy Health Information Exchange. In the event, after a period of six (6) months from the Effective Date, Seller has not sold the MedAvant Prescribing Applications to an entity that has a contract with Buyer or Buyer’s value added reseller for connectivity to the Pharmacy Health Information Exchange, then Seller shall, during the subsequent six (6) month period, cooperate with Buyer and take all steps reasonably necessary as requested by Buyer to transfer either the MedAvant Prescribing Applications or the users of such MedAvant Prescribing Applications to an entity(ies) of Buyer’s selection, all for no charge or consideration. Seller shall retain all personnel necessary and devote internal and external resources, all at its own cost and expense, necessary to operate the MedAvant Prescribing Applications consistent with past practices until the MedAvant Prescribing Applications or the users thereof have been sold or transferred pursuant to the terms hereof.

                g. Seller shall take all steps reasonably necessary to terminate (i) all connectivity of any third party with the ProxyMed Network, (ii) unless previously sold and transferred to a third party, all connectivity of the MedAvant Prescribing Applications with the ProxyMed Network, and (ii) all operations of Pharmacy Processing Business, all to occur as soon as reasonably possible after the Effective Date, but no later than July 31, 2007 (the

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“Termination Date”); provided, however, that either Buyer or Seller may extend the Termination Date with respect to the connectivity of any third party (i.e., not the MedAvant Prescribing Applications) to the ProxyMed Network for no more than three (3) periods of thirty (30) days each. Notwithstanding anything herein to the contrary, all connectivity of the MedAvant Prescribing Applications shall be transferred to the Pharmacy Health Information Exchange no later than July 31, 2007. Unless mutually extended in writing by both parties, after the Termination Date, Seller shall not operate the Pharmacy Processing Business or the ProxyMed Network for any purpose whatsoever. Immediately after all connectivity of any third party vendor applications and the MedAvant Prescribing Applications with the ProxyMed Network are terminated, all Seller Contracts are terminated, and all operations of the Pharmacy Processing Business are terminated, Seller shall provide written notice to Buyer, in form and substance acceptable to Buyer, representing and warranting that such has occurred (the “Termination Affidavit”).

                h. The ProxyMed SureScripts Agreement shall be deemed terminated, and of no further force and effect (other than those terms that are intended to survive termination) on the later to occur of (i) the Termination Date or (ii) when the MedAvant Prescriber Applications or their users have been transferred pursuant to Section 1.2. f.

        SECTION 1.3. Walgreen. As a condition of the transaction detailed herein, Seller must obtain from Walgreen Co. a written termination of Seller’s obligations in the Walgreens-ProxyMed PreScribe Purchase Agreement.

        SECTION 1.4. No Assumption of Liabilities. Seller specifically agrees that Buyer is not assuming any liabilities, contracts, employees, or obligations, known or unknown, contingent or otherwise, of Seller pursuant to this Agreement or the transactions contemplated hereby.

        SECTION 1.5. Purchase Price. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties, and covenants contained herein, on the Effective Date, Seller shall sell to Buyer and Buyer shall purchase from Seller the Pharmacy Processing Business for the total amount of five hundred thousand dollars ($500,000) (the “Purchase Price”). The Purchase Price shall be paid as follows:

                a. Four hundred thousand dollars ($400,000) shall be paid to Seller on the Effective Date in the form of cash, wire transfer, or other immediately available funds; and

                b. One hundred thousand dollars ($100,000) (the “Escrow Amount”) shall be deposited into an escrow account (an “Escrow Account”) on the Effective Date pursuant to the escrow agreement attached hereto as Exhibit D (the “Escrow Agreement”). The Escrow Amount shall be paid to Seller on, or immediately after, the Termination Date (as extended pursuant to Section 1.2. g) so long as (i) Buyer shall have received an acceptable Termination Affidavit, and (ii) there shall have been no breach of any of the representations and warranties of Seller as set forth in Article 3.

ARTICLE 2.
OTHER AGREEMENTS

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        SECTION 2.1. Noncompetition Agreement. On the Effective Date, Seller shall enter into a Noncompetition Agreement with Buyer, substantially in form and substance as set forth in Exhibit E, attached hereto and incorporated by reference (“Noncompetition Agreement”).

        SECTION 2.2. Cooperation and Further Assurances. From and after the Effective Date, Seller shall fully cooperate with, and shall cause all of its employees and agents to fully cooperate with, Buyer to transition on or before the Termination Date all Electronic Prescribing Transactions from the ProxyMed Network to the Pharmacy Health Information Exchange in a manner than minimizes to the greatest extent possible any disruption or interference of service to the customers of either Buyer or Seller. Such cooperation shall include, but not be limited to, facilitating contacts between Buyer and any entities contracted with Seller (i.e., pharmacies or vendors of prescriber applications). Each party shall bear its own expenses in connection with any such transition.

                b. From and after the Effective Date, Seller will provide Buyer with reports detailing Electronic Prescribing Transactions processed and all bills and invoices sent by Seller from the Effective Date until the Termination Date.

                c. From time to time after the Effective Date for a period of two (2) years from the Effective Date, Seller shall give to Buyer and its representatives, auditors, and counsel full access during normal business hours to all of the properties, books, records, contracts, licenses, franchises, and all of the documents of Seller relating to the business being sold and transferred hereunder, and shall furnish to Buyer all information with respect thereto as Buyer may from time to time reasonably request.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES
OF SELLER

        Seller represents and warrants to Buyer that, except as set forth on the Disclosure Schedule attached hereto as Exhibit F and incorporated herein by reference (which Disclosure Schedule either (i) makes explicit reference to the particular representation or warranty as to which exception is taken or (ii) describes the exception with sufficient specificity and in such a manner that a reasonable person could determine, without any independent investigation, from the terms of this Agreement and the Disclosure Schedule, the particular representation(s) or warranty(ies) as to which exception is taken):

        SECTION 3.1. Organization, Qualification, and Power of Seller. Seller (a) is a duly organized and validly existing corporation in good standing under the laws of the State of Florida; (b) has the requisite corporate power and authority to carry on its business; and (c) has all requisite corporate power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own and operate the Pharmacy Processing Business.

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        SECTION 3.2. Former Names. Seller either was formally known as, or is the legal owner of, or is the successor to the businesses known as, at one time or another, Phoenix, ProxyMed, Inc., ProxyMed Network, ProxyNet Network, PreScribe.net, and/or ProxyNet Interface, and that no other names are being used, or have been used, to describe Seller’s healthcare information network to permit pharmacies and providers to exchange prescription information electronically.

        SECTION 3.3. Contracts. Seller represents and warrants to Buyer that Seller has provided to Buyer true and correct copies of the Seller Contracts as currently in force and effect. Seller represents and warrants to Buyer that no party to any such contract has provided, or threatened to provide, a notice of breach, a notice of termination, and no such party has submitted any complaint to Seller regarding performance under any of the contracts. Buyer represents and warrants to Seller that all due diligence materials provided to Buyer in connection with this transaction, including but not limited to, volume reports, were when provided and are as of the Effective Date true and correct, without any material misstatement or omission therein.

        SECTION 3.4. Validity. Seller has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all actions of Seller necessary for such execution, delivery, and performance have been taken. This Agreement and all agreements related to this transaction requiring execution by Seller have been duly executed and delivered by Seller and constitute the legal, valid, and binding obligation of Seller, enforceable in accordance with their respective terms (subject as to enforcement of remedies to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium, and similar laws affecting the rights of creditors generally). The execution and delivery by Seller of this Agreement, and the performance of its obligations hereunder, do not require any action or consent of any party other than Seller pursuant to any contract, agreement, or other undertaking of Seller, or pursuant to any order or decree to which Seller is a party or to which any of its properties or assets are subject, and will not violate any provision of law, the Articles of Incorporation or Bylaws of Seller, any order of any court or other agency of the government, or any indenture, agreement or other instrument to which Seller, or any of its properties or assets, are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any claim of any nature whatsoever upon any of the properties or assets of Seller.

        SECTION 3.5. Disclosure. No representation or warranty by Seller in this Agreement, and no exhibit, schedule or certificate furnished or to be furnished by Seller pursuant hereto, (a) contains any untrue statement of a material fact or (b) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

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ARTICLE 4.
REPRESENTATIONS AND WARRANTIES
OF BUYER

        Buyer represents and warrants to Seller that, except as set forth on the Disclosure Schedule attached hereto as Exhibit F and incorporated by reference (which Disclosure Schedule either (i) makes explicit reference to the particular representation or warranty as to which exception is taken or (ii) describes the exception with sufficient specificity and in such a manner that a reasonable person could determine, without any independent investigation, from the terms of this Agreement and the Disclosure Schedule, the particular representation(s) or warranty(ies) as to which exception is taken):

        SECTION 4.1. Organization, Qualification and Corporate Power of Buyer. Buyer (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia; (b) has the corporate power and authority to carry on its business as now conducted; and (c) has all requisite power and authority and licenses, permits, franchises, certificates, authorizations, approvals, consents, and rights to own and operate the Pharmacy Health Information Exchange.

        SECTION 4.2. Validity. Buyer has the full legal power and authority to execute, deliver, and perform this Agreement and all other agreements and documents necessary to consummate the contemplated transactions, and all corporate actions of Buyer necessary for such execution, delivery, and performance have been taken. This Agreement and all agreements related to this transaction have been duly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer enforceable in accordance with their terms (subject as to enforcement of remedies to equitable principles and to the discretion of courts in awarding equitable relief and to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the rights of creditors generally). The execution and delivery by Buyer of this Agreement and the other agreements related hereto to which Buyer is a party, and the performance of its obligations hereunder and thereunder, will not violate any provision of law, the Certificate of Formation or Operating Agreement of Buyer, any order of any court or other agency of the government, or any indenture, agreement or other instrument to which Buyer, or any of its properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of Buyer.

        SECTION 4.3. Other Approvals. All consents, approvals, qualifications, orders or authorizations of, or filings with, any governmental authority, including any court or other third party, required in connection with Buyer’s valid execution, delivery or performance of this Agreement, or the consummation of any transaction contemplated by this Agreement, shall have been duly made and obtained and are effective on and as of the date hereof.

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        SECTION 4.4. Disclosure. No representation or warranty by Buyer in this Agreement, and no exhibit, schedule or certificate furnished or to be furnished by Buyer pursuant hereto, (a) contains any untrue statement of a material fact or (b) omits to state a fact required to be stated therein or necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not materially misleading.

ARTICLE 5.
COVENANTS OF SELLER

        SECTION 5.1. Cooperation with Buyer. Seller covenants to Buyer that Seller shall cooperate with Buyer and shall use its reasonable best efforts after the Effective Date so that Buyer shall obtain all required consents of third parties and approvals for Buyer’ purchase of the business contemplated hereby, and in addressing other matters necessary to consummate the transactions and receive the benefits contemplated by this Agreement.

        SECTION 5.2. Non-Contravention. Seller covenants to Buyer that it shall not take any action, or omit to take any action, which action or omission would have the effect of materially violating any of the covenants of this Agreement or warranties or representations of Seller in this Agreement.

ARTICLE 6.
JOINT COVENANTS OF THE PARTIES

        SECTION 6.1. Confidentiality of Business Information. The parties heretofore have received and hereafter may receive various financial and other information concerning the activities, business, assets, and properties of the other parties hereto. The parties agree that:

                a. all such information thus received by a party hereto shall not at any time, or in any way or manner, be utilized by such party for its respective advantage or disclosed by it to others for any purpose whatsoever; and

                b. the parties shall take all reasonable measures to assure that no employee or agent under its respective control shall at any time use or disclose any information described in this Section other than for the purposes hereunder; and

                c. this Section shall not apply to (i) any such information that was known to a party prior to its disclosure to such party in accordance with this Section or was, is, or becomes generally available to the public other than by disclosure by the party or any of its respective employees or agents in violation of this Section; (ii) any disclosure which such party makes to any regulatory agency pursuant to that party’s obligations of disclosure to such agency; (iii) any disclosure that is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement; or (iv) any disclosure required by or necessary or appropriate in connection with legal proceedings.

        SECTION 6.2. Confidentiality of this Agreement. Until such time as the parties hereto publicly disclose the existence and contents of this Agreement and any related documents

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in accordance with the requirements of this Section 6.2 (“Public Disclosure”), the nature and status of the transactions described herein shall be confidential. The timing and content of any announcements, press releases or other public statements concerning the transactions contemplated by this Agreement will occur upon, and be determined by, the mutual agreement and consent of Seller and Buyer, which shall not be unreasonably withheld. This Section shall not apply to:

                a. any disclosure to such party’s directors, managers, members, officers, key employees, affiliates, accounting, investment banking and legal advisers;

                b. any disclosure which such party makes to any regulatory agency pursuant to that party’s obligations of disclosure to such agency;

                c. any disclosure that is necessary or appropriate in obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement;

                d. any disclosure required by or necessary or appropriate in connection with legal proceedings; or

                e. any disclosure which, in the written opinion of counsel to the party seeking to make the disclosure, is required by applicable law.

Attached hereto as Exhibit H is an outline representing Seller’s position as it relates to this transaction (“Talking Points”). Buyer agrees to adhere to the Talking Points or defer questions to Seller whenever responding to questions about Seller. Seller shall defer any questions about Buyer to Buyer. The Party’s agree that once Public Disclosure has occurred, the Party’s can speak with media outlets and publicly about the transactions contemplated hereby without seeking the other Party’s consent.

ARTICLE 7.
INDEMNIFICATION

        SECTION 7.1. Indemnification by Seller. Subject to Section 7.4, Seller agrees to indemnify and hold harmless Buyer, its officers, employees, agents, directors, representatives, members, controlling persons and affiliates (collectively, the “Buyer Indemnified Persons”) for, and will pay to the Buyer Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value incurred by Buyer Indemnified Persons, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

                a. any breach of any representation or warranty made by Seller in this Agreement or any other certificate or document delivered by Seller pursuant to this Agreement;

                b. any federal, state, or local tax or fee incurred, accrued, or assessed in connection with the ProxyMed Network prior to the Effective Date;

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                c. any liability or obligation of Seller related to or in connection with any Seller Contract or the Pharmacy Processing Business as conducted by Seller. Seller specifically agrees that Buyer is not assuming any obligation or liability of Seller under any contract to which it is a party, whether related to the Pharmacy Processing Business, the MedAvant Prescribing Applications or otherwise; or

                d. any breach by Seller of any covenant or obligation of Seller in this Agreement.

        SECTION 7.2. Indemnification by Buyer. Subject to Section 7.4, Buyer agrees to indemnify and hold harmless Seller, and its officers, employees, agents, directors, representatives, members, controlling persons and affiliates (collectively, “Seller Indemnified Persons”) for, and will pay to the Seller Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys’ fees) incurred by Seller Indemnified Persons, whether or not involving a third-party claim, arising, directly or indirectly, from or in connection with:

                a. any breach of any representation or warranty made by Buyer in this Agreement or any other certificate or document delivered by Buyer pursuant to this Agreement;

                b. any federal, state, or local tax or fee incurred, accrued or assessed in connection with Buyer with respect to any period from and after the Effective Date; or

                c. any breach by Buyer of any covenant or obligation of Buyer in this Agreement.

        SECTION 7.3. Liability and Risk of Loss. Seller shall remain liable for all of its obligations and liabilities, costs and expenses, fixed or contingent following the Effective Date.

        SECTION 7.4. Procedure for Indemnification: Third Party Claims. Promptly after receipt by an indemnified party under either Section 7.1, or 7.2 of notice of the commencement of any proceeding against it by a third party, such indemnified party will, if a claim is to be made against an indemnifying party under either such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnified party’s failure to give such notice.

                b. If any proceeding is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will be entitled to participate in such proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such proceeding and provide indemnification with respect to such proceeding), to assume the defense of such proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such

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proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 7 for any fees of other counsel or any other expenses with respect to the defense of such proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (a) there is no finding or admission of any violation of legal requirements or any violation of the rights of any person and no effect on any other claims that may be made against the indemnified party, and (b) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any proceeding and the indemnifying party does not, within ten (10) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such proceeding, the indemnifying party will be bound by any determination made in such proceeding or any compromise or settlement effected by the indemnified party.

                c. Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such proceeding, but the indemnifying party will not be bound by any determination of a proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

ARTICLE 8.
MISCELLANEOUS

        SECTION 8.1. Notice. Whenever notice must be given under the provisions of this Agreement, such notice must be in writing and addressed to the parties at their respective addresses set forth below and shall be deemed to have been duly given if delivered by (a) hand-delivery (with written confirmation of receipt); (b) facsimile (with written confirmation of receipt), provided that a copy is delivered by one of the other methods authorized in this Section; or (c) by commercial overnight delivery service, as follows:

If to Seller:	ProxyMed, Inc.
1854 Shackleford Court
Suite 200
Norcross, GA
Attention: General Counsel
Telephone: (404) 770-4803
Facsimile: (404) 877-3385

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If to Buyer:	5971 Kingstowne Village Parkway
Suite 200
Alexandria, VA 22315
Attention: Paul L. Uhrig, Esq.
Facsimile: (703) 921-2161

        Notices shall be deemed given upon the earliest to occur of (i) receipt by the party to whom such notice is directed, if hand delivered; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Pacific Time and, if sent after 5:00 p.m. Pacific Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

        SECTION 8.2. Survival of Provisions. All warranties, representations, hold harmless and indemnity obligations and restrictions made, undertaken and agreed to by the parties under this Agreement shall survive the Closing.

        SECTION 8.3. Amendment. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge or change is sought; provided any party may change their own address as set forth in Section 8.1 hereof by unilateral written notice to the other parties hereto.

        SECTION 8.4. Assignment.This Agreement shall not be assignable by any party without the prior written consent of the others. Except as noted above, no other person or corporate entity shall acquire or have any rights under or by virtue of this Agreement.

        SECTION 8.5. Severability.If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then: (a) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (b) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (c) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties’intent as manifested herein and a provision having a similar economic effect shall be substituted; and (d) if the ruling and/or the controlling principle of law or equity leading to the ruling, is subsequently overruled, modified or amended by legislative, judicial or administrative action, the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

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        SECTION 8.6. Choice of Law.The interpretation of this Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the Commonwealth of Virginia, without regard to choice of law provisions.

        SECTION 8.7. Binding Nature.The provisions, covenants, and agreements herein contained shall inure to the benefit of, and be binding upon, the parties hereto and each of their respective legal representatives, successors and permitted assigns.

        SECTION 8.8. Headings.All headings contained in this Agreement are for reference purposes only and are not intended to affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement shall be construed to be of such gender and number as the circumstances require.

        SECTION 8.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which collectively shall constitute one and the same agreement.

        SECTION 8.10. Expenses. Each of the parties shall bear its own expenses in connection with this Agreement.

        SECTION 8.11. Waiver. The waiver by any party of a breach or violation of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision of this Agreement.

        SECTION 8.12. Construction. This Agreement shall not be construed more strictly against any party hereto by virtue of the fact that the Agreement may have been drafted or prepared by such party or its counsel, it being recognized that all of the parties hereto have contributed substantially and materially to its preparation and that this Agreement has been the subject of and is the product of negotiations between the parties.

        SECTION 8.13. Cumulative Remedies. Any right, power, or remedy provided under this Agreement to any party hereto shall be cumulative and in addition to any other right, power, or remedy provided under this Agreement now or hereafter existing at law or in equity, and may be exercised singularly or concurrently.

        SECTION 8.14. Attorneys’ Fees. Each party shall bear its own attorney’s fees, expenses and any costs associated with any dispute or litigation arising from or related to this Agreement

        SECTION 8.15. Arbitration. In the event of a dispute between the parties arising from or relating to this Agreement, including, but not limited to, construction, interpretation, implementation or enforcement of this Agreement or the performance or breach of any provision in this Agreement, the parties shall meet and confer in good faith to resolve such dispute. In the event such efforts do not resolve the dispute within fifteen (15) days from the date the dispute arises, either party may demand arbitration, within one (1) year after the date the dispute arises, by the American Arbitration Association, before three (3) arbitrators, under its Commercial Arbitration Rules existing as of the Effective Date, such arbitration to be final, conclusive and binding. The arbitrators shall have no authority to award punitive or exemplary damages or

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attorneys’ fees. Judgment on the award rendered by the arbitrator may be entered by any court having proper jurisdiction. The arbitrators shall base their award on the terms of this Agreement, and they will endeavor to follow the law and judicial precedents which a United States District judge sitting in the District of the District of Columbia would apply in the event the dispute was litigated in such court. The arbitrators shall render the award in writing and, unless both parties agree otherwise, shall include an explanation of the reasons for their award, the findings of fact and conclusions of law upon which their award is based. Notwithstanding the foregoing, any party may seek or assert entitlement to injunctive relief or specific performance in court as an initial matter and shall have no prior obligation to establish in arbitration the entitlement to injunctive relief or specific performance.

        SECTION 8.16. Entire Agreement. This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including all term sheets and letters of intent exchanged by the parties), and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.

[Remainder of Page Intentionally Left Blank]

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

SURESCRIPTS, LLC

By:	/s/ Kevin Hutchinson
Signature

Kevin Hutchinson
Print Name

Its:	President & CEO
Title

PROXYMED, INC., D/B/A
MEDAVANT HEALTHCARE
SOLUTIONS, INC.

By:	/s/ Peter Fleming
Signature

Peter Fleming
Print Name

Its:	General Counsel
Title

Signature Page to Purchase Agreement

EXHIBIT A

LIST OF SURESCRIPTS PHARMACIES

The following table represents those pharmacies, Certified Pharmacy Aggregators, and Certified VARs with contractual commitments to the Pharmacy Health Information Exchange.

Organization

Abacus Systems
CarePoint
RxLinc (Computer-Rx)
eRx Network, LLC (PDX customers only)
HealthCare Computer Corporation (Synercom, AlphaPC, and Visual Pharmacy)
McKesson Corporation
Micro Merchant
PerSe*
QS/1 Data Systems (RxCarePlus, CRX, and NRX)
Albertson’s, Inc.
CVS Corporation
Wal*Mart Stores, Inc.

*PerSe has contracts with pharmacy organizations utilizing PerSe software products including but not limited to Condor, EnterpriseRx, PharmacyRx, and Zadall. In addition, PerSe has contracts with organizations, including, but not limited to, the following:

Best Computer Systems
Brooks
Brookshire Grocery Co.
Community Distributors
CompuSolve
DataDoc
Datascan

Discount Drug Mart
Eckerds (Brooks)
EnterpriseRx
Etreby
Foundation Systems
Giant Eagle
Giant Foods
Haggens
Health Business Systems
HEB
Hy-Vee
ISM
JasCorp
Kerr Drug
Kinney Drugs
Kroger Company, The
Lewis
Longs
Marc’s
Medicine Shoppe International, Inc.
Midco
NeighborCare
Opus-ISM
Pacific Pharmacy Computers
PharmacyRx
Pharmacy Solutions
Price Chopper (Golub)
Raleys
Rite-Aid
Sav-Mor Franchising, Inc.
Shaws
Stop & Shop
Transaction Data Systems
TOPS
Ukrops
USADrug
Walgreens

EXHIBIT B

PHARMACY CONTRACTS

1. Walgreens

2. Rite-Aide

3. CareMark

4. Medco

5. e-Rx

6. SureScritps

7. WalMart

8. QS1

EXHIBIT C

PRESCRIBER CONTRACTS

1.	Medical Manger (Emdeon Business Services)

2.	Availty

3.	Imedica

4.	Iscribe/CareMark

5.	Misys

6.	e-Rx

EXHIBIT D

ESCROW AGREEMENT

(See attached.)

EXHIBIT E

NONCOMPETITION AGREEMENT

(See attached.)

EXHIBIT F

SELLER DISCLOSURE SCHEDULE

None

EXHIBIT G

SELLER DISCLOSURE SCHEUDLE

None

EXHIBIT G

TALKING POINTS

        The pharmacy business was MedAvant’s smallest business line and it did not complement their business strategy. This sell allows MedAvant to now focus on its key business lines.

        The divestiture was a small but important step in simplifying MedAvant’s business structure and focusing on their core business lines, which hold the best opportunity for future growth.

        The sell allows MedAvant to focus on its core strategy of leveraging their Phoenix and Pilot technologies and well as their national PPO in order to build upon a strong market presence in their core business lines.